GUGGENHEIM ACTIVE ALLOCATION FUND
[•] Shares
COMMON SHARES OF BENEFICIAL INTEREST (Par Value $0.01 per Share)

UNDERWRITING AGREEMENT
 [•], 2021

[•], 2021
BofA Securities, Inc.
[•]

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Guggenheim Active Allocation Fund, a statutory trust duly formed under the laws of the State of Delaware (the “Fund”), the Fund’s investment adviser, Guggenheim Funds Investment Advisors, LLC, a Delaware limited liability company (the “Investment Advisor”) and the Fund’s investment sub-adviser, Guggenheim Partners Investment Management, LLC, a limited liability company organized under the laws of Delaware (the “Sub-Advisor” and, together with the Investment Advisor, the “Advisors” and each, an “Advisor”) each confirms its agreement with BofA Securities, Inc. (“BofA Securities”), [•] and [•] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, [•] and [•] are acting as representatives (in such capacity, the “Representative(s)”), with respect to (i) the sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, par value $0.001 per share, of the Fund (“Common Shares”) set forth in Schedule A hereto, and (ii) with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Common Shares to cover overallotments, if any.  The aforesaid [•] Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”
The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative(s) deem(s) advisable after this agreement (the “Agreement”) has been executed and delivered.
The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (333-256687 and 811-23702) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses and a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (collectively, the “Rules and Regulations”).  Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  The registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement (which, for the avoidance of doubt, includes only the Statutory Prospectus (as defined below)), and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.”  The final prospectus in the form first filed under Rule 424(b) and furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means [•] P.M. (New York City time) on [•], 2021 or such other time as agreed in writing by the Fund and BofA Securities.
“General Disclosure Package” means the Statutory Prospectus, any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and any Rule 482 Statement issued at or prior to the Applicable Time that is listed and identified as a Retail 482 Statement in Schedule E hereto, if any, when considered together with the information included in Schedule C hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Fund, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Fund’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule D hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Rule 482 Statement” means a document that is prepared in accordance with the provisions of Rule 482 under the 1933 Act, including advertisements used in the public offering of Securities pursuant to Rule 482 under the Rules and Regulations, each of which is listed in Schedule E hereto.
“Statutory Prospectus” as of any time means the preliminary prospectus dated [•], 2021, and any preliminary prospectus included in the registration statement at the Applicable Time that omits the Rule 430A Information, including any document incorporated by reference therein.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the

Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.
SECTION 1. Representations and Warranties.
(a) Representations and Warranties by the Fund and the Advisors.  The Fund and the Advisors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below), and any Date of Delivery (as defined below), and agree with each Underwriter, as follows:
(i) Registration Statement and Prospectuses.  The Securities have been duly registered under the 1933 Act, pursuant to the Registration Statement.  Each of the Registration Statement, any amendment thereto and any Rule 462(b) Registration Statement has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Fund or the Advisors, are contemplated.  The Fund and each of the Advisors, as applicable, have complied with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, if any, the Notification and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.
Each preliminary prospectus and the Prospectus, as the case may be, filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied as to form when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.
(ii) Accurate Disclosure.  Neither the Registration Statement, the Rule 462(b) Registration Statement, if any, the Notification nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the 462(b) Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Fund by any Underwriter through BofA Securities expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be [the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Offer, Sale and Distribution of Shares”] in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Rule 462(b) Registration Statement, if any, or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  To the extent applicable, the Fund has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Independent Accountants.  The accountants who certified the statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1940 Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(v) Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Fund at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and comply with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The selected and the other financial and statistical information and data that are derived from such financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(vi) Expense Summary.  The information set forth in the Statutory Prospectus, the Registration Statement and the Prospectus in the fee table contained in the section of the Statutory Prospectus, the Registration Statement and the Prospectus entitled “Summary of Fund Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(vii) No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or operations of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of beneficial interest.

(viii) Good Standing of the Fund.  The Fund has been duly formed, has a legal existence and is in good standing as a statutory trust under the laws of the State of Delaware and has the statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Subsidiaries.  The Fund has no subsidiaries[, other than [•], a wholly-owned subsidiary of the Fund formed in the Cayman Islands (the “Subsidiary”).  The Subsidiary has been duly formed, has a legal existence and is in good standing under the laws of its jurisdiction of formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Subsidiary is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.]

(x) Investment Company Status.  The Fund is duly registered with the Commission under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, threatened by the Commission.  The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the provisions of the 1933 Act and the 1940 Act and the Rules and Regulations, and Notification of the Fund as an investment company under the 1940 Act has been duly filed with the Commission.  The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the Notification or the Registration Statement.  The Subsidiary is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an investment company under the 1940 Act.

(xi) Officers and Trustees.  No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”).  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement to any of them), no director of the Advisors and no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(xii) Capitalization.  The authorized, issued and outstanding Common Shares of the Fund are as set forth in the Registration Statement, the General Disclosure Package and the

Prospectus, as of the date thereof under the caption “Description of Capital Structure.”  All issued and outstanding Common Shares of the Fund have been duly authorized and validly issued and are fully paid and nonassessable (except as described in the Registration Statement, the Statutory Prospectus and the Prospectus) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding Common Shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.  The outstanding Common Shares of the Fund conform to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  No holder of the Securities will be subject to personal liability by reason of being such a holder.

(xiii) Performance of All Action Required to Consummate the Sale.  The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 424(b), has taken all required action under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(xiv) Authorization of Agreements.  The Fund has full power and authority to enter into (A) this Agreement and (B) the Investment Advisory Agreement dated as of [•], 2021 by and between the Fund and the Investment Advisor (the “Investment Advisory Agreement”), the Investment Sub-Advisory Agreement dated as of [•], 2021 among the Fund, the Investment Advisor and the Sub-Advisor (the “Sub-Advisory Agreement”), the Custody Agreement dated as of [•], 2021, by and between the Fund and [•](the “Custodian Agreement”), the Foreign Custody Manager Agreement dated as of [•], 2021, by and between the Fund and [•](the “Foreign Custodian Agreement”), the Transfer Agency Agreement dated as of [•], 2021, by and between the Fund and [•] (the “Transfer Agency Agreement”), the Fund Accounting Agreement dated as of [•], 2021, by and between the Fund and [•] (the “Accounting Agreement”), the Administration Agreement dated as of [•], 2021, by and between the Fund and [•] (the “Administration Agreement”), and the Subscription Agreement dated as of [•], 2021, by and between the Fund and [•] (the “Subscription Agreement”) (collectively, the “Fund Agreements”), and the Dividend Reinvestment Plan (the “Plan”); the execution and delivery of, and the performance by the Fund of its obligations under this Agreement, the Fund Agreements, to which it is a party, have been duly and validly authorized by the Fund and the Plan has been duly adopted by the Fund; this Agreement, the Fund Agreements, to which the Fund is a party, have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Fund; and the Fund Agreements, to which the Fund is a party, and the Plan are enforceable against the Fund in accordance with their terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution hereunder may be limited by federal or state law.

(xv) Absence of Violations, Defaults and Conflicts.  The Fund is not (A) in violation of its agreement and declaration of trust or by-laws, each as amended from time to time, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the properties or assets of the Fund is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Fund or any of its properties, assets or operations (each, a “Governmental Entity”).  The execution, delivery and performance of this Agreement, the Fund Agreements, the Plan, and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary action under the laws of the State of Delaware and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the agreement and declaration of trust or by-laws of the Fund, each as amended from time to time, or any law, statute, rule, regulation, ordinance, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xvi) Approval of Investment Management Agreement and Sub-Advisory Agreement.  The Fund’s Board of Trustees and the Fund’s sole initial shareholder have approved the Investment Management Agreement and the Sub-Advisory Agreement in accordance with Sections 15(a) and (c) of the 1940 Act.

(xvii) Agreements’ Compliance with Law.  This Agreement and each of the Fund Agreements and the Plan comply with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(xviii) Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, threatened, against or affecting the Fund or the Subsidiary, which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Fund or the Subsidiary of their respective obligations hereunder or under the Fund Agreements and the Plan; and the aggregate of all pending legal or governmental proceedings to which the Fund or the Subsidiary is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xix) Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xx) Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval vote or other consent of any person or entity, is necessary or required for the performance by the Fund or the Subsidiary of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or under the Fund

Agreements, the Plan or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules of the New York Stock Exchange LLC (the “NYSE”), state securities laws or the filing requirements and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Intellectual Property.  The Fund and the Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund and the Subsidiary, and the Fund and the Subsidiary have not received any notice or are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund and the Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii) Possession of Licenses and Permits.  The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it except where the failure to so possess would not, singly or in the aggregate result in a Material Adverse Effect.  The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not have a Material Adverse Effect.  The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (and applicable legacy National Association of Securities Dealers (“NASD”) rules) is true, complete and correct in all material respects.

(xxiv) Payment of Taxes.  The Fund has filed all tax returns, if any, that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv) Advertisements.  Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Advisors for use in connection with the offering and sale of the Securities (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  All Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of FINRA, including applicable legacy NASD rules, and if required to be filed with FINRA under FINRA’s conduct rules, were so filed and provided to Clifford Chance US LLP, counsel for the Underwriters.

(xxvi) Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Representative(s) and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxvii) Insurance.  The Fund carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect.  The Fund is in compliance with the terms of such policy and fidelity bond in all material respects and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Fund has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.  Neither of the Fund nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxviii) Subchapter M.  The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xxix) Compliance with the Sarbanes-Oxley Act.  The Fund has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Fund and any of the Fund’s trustees or officers, in their capacities as such, will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Fund and any of the Fund’s trustees or officers, in their capacities as such, are required to comply as of the effectiveness of the Registration Statement.

(xxx) Rule 38a-1.  The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by the Advisors and the transfer agent of the Fund.

(xxxi) Distribution of Offering Materials.  The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Common Shares, will not distribute any offering materials in connection with the offering and sale of the Common Shares other than the Registration Statement, the Prospectus, the General Disclosure Package, or any other materials the distribution of which has been approved in writing by the Representative(s) (including a Rule 482 Statement, if any), and any amendment or supplement to any of the foregoing.

(xxxii) Related Party Transactions.  There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Advisors make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant Underwriter in connection with this offering.

(xxxiii) Accounting Controls.  The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to Fund assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for Fund assets is compared with the existing Fund assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Fund employs and maintains “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the Rules and Regulations.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the statement of assets and liabilities included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness in the Fund’s internal control over financial reporting, as defined in Rule 30a-3 under the 1940 Act (whether or not remediated) and (2) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(xxxiv) Disclosure Controls and Procedures.  The Fund has established and will maintain “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures will be effective as required by the 1940 Act and the Rules and Regulations.

(xxxv) Audit Committee.  The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the applicable requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Manual for closed-end funds) and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the applicable requirements of Rule 303A.07(b) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Manual for closed-end funds).

(xxxvi) Money Laundering Laws.  The operations of the Fund and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the rules and regulations thereunder, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Fund or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund or the Subsidiary, threatened.

(xxxvii) Foreign Corrupt Practices Act.  Neither the Fund nor the Subsidiary, nor, any agent or director,  any trustee, officer, employee or affiliate of the Fund or Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund and its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) OFAC.  Neither the Fund nor the Subsidiary, nor, any agent or director, any trustee, officer, employee or affiliate of the Fund or the Subsidiary is an individual or entity (“Fund Person”) that is, or is owned or controlled by an individual or entity, (a) subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC or (c) engaged in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC.  The Fund and the Subsidiary will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Fund Person: (i) to fund or facilitate any activities or business of, with or related to any Fund Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Fund Person (including any Fund Person participating in the offering of Common Shares contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise).  The Fund and the Subsidiary will not engage in any conduct that might be reasonably foreseen to cause it to become a subject of U.S. sanctions administered by OFAC.  The Fund and the Subsidiary have not, since their inception, engaged in any dealings or transactions with any Fund Person or in any country or territory that, at the time of the dealing or transaction, was subject to any U.S. sanctions administered by OFAC.

(xxxix) Absence of Undisclosed Payments.  Neither the Fund nor the Subsidiary, nor, any employee or agent of the Fund or Subsidiary has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(xl) Absence of Manipulation.  Neither the Fund or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal securities laws.

(xli) Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Fund under the 1933 Act or the 1940 Act.  There are no persons with tag along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(xlii) NYSE Listing.  The Securities have been duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.

(xliii) No Material Restrictions Relating to Investing Assets.  There are no material restrictions, limitations or regulations with respect to the ability of the Fund or the Subsidiary to invest its assets as described in any Registration Statement, General Disclosure Package and the Prospectus, other than as described therein.

(xliv) Statistical, Demographic and Market-Related Data.  Any statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on and derived from sources that the Fund believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Fund or the Advisors, on behalf of the Fund, have obtained the written consent to the use of such data from such sources.

(xlv) Proceeds of the Offering.  The Fund will direct the proceeds of the offering of the Common Shares in such a manner as to comply with the asset coverage requirements of the 1940 Act.

(xlvi) Sales Material.  There are no Sales Materials other than as set forth on Schedule D.

(xlvii) Cybersecurity.  (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Fund or the Subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Fund or the Subsidiary, and any such data processed or stored by third parties on behalf of the Fund or the Subsidiary), equipment or technology (collectively, “IT Systems and Data”), (B) the Fund and the Subsidiary have not been notified of, and has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data and (C) the Fund and the Subsidiary have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Fund and the Subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Representations and Warranties by the Advisors.  Each of the Advisors, jointly and severally, represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Applicable Time, as of the Closing Time, and as of each Date of Delivery (if any) and agrees with each Underwriter as follows:
(i) Good Standing of the Advisors.  Such Advisor has been duly formed and is validly existing and, in good standing under the laws of its place of organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements to which it is a party; and such Advisor is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on such Advisor’s ability to perform its obligations under, as applicable, the Investment Management Agreement, the Sub-Advisory Agreement, the Structuring and Syndication Fee Agreement between BofA Securities and the Investment Advisor (the “BofA Securities Fee Agreement”), the Structuring Fee Agreement between [•] and the Investment Advisor (the “[•] Fee Agreement”), the Structuring Fee Agreement between [•] and the Investment Advisor (the “[•] Fee Agreement”), the Fee Agreement between [•] and the Investment Advisor (the “[•] Fee Agreement”) (the “[•] Fee Agreement”, and, together with the BofA Securities Fee Agreement and the [•], the “Fee Agreements”) to which it is a party.

(ii) Investment Adviser Status.  Such Advisor is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement and the Sub-Advisory Agreement as contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(iii) Description of the Advisors.  The description of such Advisor and its business and the statements attributable to such Advisor in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization.  As of the date hereof, such Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement and the Fee Agreements to which it is, or will be, a party.

(v) Authorization of Agreements; Absence of Defaults and Conflicts.  Each of this Agreement, the Investment Management Agreement and the Sub-Advisory Agreement has been duly and validly authorized, executed and delivered by such Advisor, and, assuming due authorization, execution and delivery by the other parties thereto, such Agreements constitute valid and legally binding obligations of such Advisor; the Investment Management Agreement and the Sub-Advisory Agreement is enforceable against such Advisor in accordance with its terms, and neither the execution and delivery of any of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which such Advisor is, or will be, a party nor the performance by such Advisor of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which such Advisor is a party or by which it is bound, the organizational documents of such Advisor, or, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over such Advisor or its properties or operations, except where such breach or default would not have a material adverse effect on such Advisor’s ability to perform the services contemplated by this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which it is a party.

(vi) Absence of Further Requirements.  (A)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the consummation by such Advisor of the transactions contemplated by this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which it is a party, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.

(vii) No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of such Advisor to perform its obligations under any of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement and the Fee Agreements to which it is a party.

(viii) Agreements’ Compliance with Laws. The Investment Management Agreement, the Sub-Advisory Agreement and the Fee Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations, and the Investment Management Agreement and the Sub-Advisory Agreement are in full force and effect.

(ix) Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Agency now pending, or,  threatened against or affecting such Advisor or any parent or subsidiary of such Advisor or any partners, trustees, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of such Advisor, to materially and adversely affect the properties or assets of such Advisor or to materially impair or adversely affect the ability of such Advisor to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which it is a party, or which is required to be disclosed in the Registration Statement, Statutory Prospectus and the Prospectus (and has not been so disclosed).

(x) Absence of Violation or Default.  Such Advisor is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of such Advisor to perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which it is a party.

(xi) Possession of Licenses and Permits.  Such Advisor possesses such Governmental Licenses necessary to own its property and to conduct the business now operated by it, except where the failure to so possess would not have a material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of such Advisor, to materially and adversely affect the properties or assets of such Advisor or to materially impair or adversely affect the ability of such Advisor to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which it is a party.  Such Advisor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of such Advisor, to materially and adversely affect the properties or assets of such Advisor or to materially and adversely affect the ability of such Advisor to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or the Fee Agreements to which it is a party.

(xii) Money Laundering Laws.  The operations of each of the Advisors are and have been conducted at all times in compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity involving any such Advisor with respect to the Money Laundering Laws is pending or, to the knowledge of such Advisor, threatened.

(xiii) Foreign Corrupt Practices Act.  Such Advisor, nor,  any agent or, any director, officer, employee or affiliate of such Advisor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and such Advisor and its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiv) OFAC.  None of such Advisor, nor, any agent or, any director, officer, employee or affiliate of such Advisor is an individual or entity (“Advisor Person”) that is, or is owned or controlled by an individual or entity, (a) subject to any U.S. sanctions administered by OFAC, (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC or (c) engaged in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC.  Such Advisor will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Advisor Person: (i) to fund or facilitate any activities or business of, with or related to any Advisor Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Advisor Person (including any Advisor Person participating in the offering of Common Shares contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise).  Such Advisor will not engage in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC.  Such Advisor and its subsidiaries have not, for the past five years, engaged in any dealings or transactions with any Advisor Person or in any country or territory that, at the time of the dealing or transaction, was subject to any U.S. sanctions administered by OFAC.

(xv) OFAC Policies, Procedures and Controls.  The Advisors have maintained for the past five years, currently maintains, and will maintain policies, procedures and controls reasonably designed to ensure that it does not, and will not, engage in any unauthorized dealings or transactions with any Advisor Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of U.S. sanctions administered by OFAC.

(xvi) Internal Controls.  Such Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement or the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xvii) Absence of Manipulation.  Neither the Advisors nor any affiliate of such Advisor has taken, nor will such Advisor or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal securities laws.

(xviii) Promotional Materials.  In the event that the Fund or the Advisors make available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Advisors will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(xix) Cybersecurity.  (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to such Advisor’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by such Advisor, and any such data processed or stored by third parties on behalf of such Advisor), equipment or technology (collectively, the “Advisor IT Systems and Data”), (B) such Advisor has not been notified of, and has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to its Advisor IT Systems and Data and (C) such Advisor has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its Advisor IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  Such Advisor is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Advisor IT Systems and Data and to the protection of such Advisor IT Systems and Data from unauthorized use, access, misappropriation or modification.

(c) Officer’s Certificates.  Any certificate signed by any officer of the Fund or any Advisor delivered to the Representative(s) or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Advisors, as the case may be, to each Underwriter as to the matters covered thereby.
SECTION 2. Sale and Delivery to Underwriters; Closing.
(a) Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as BofA Securities in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Common Shares, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon written notice by the Representative(s) to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative(s), but shall be at least one business day after the exercise of said option and shall not be later than seven full business days after the exercise of said option nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as BofA Securities in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c) Payment.  Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representative(s) and the Fund, at [•] A.M. (New York City time) on [•], 2021 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Fund (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates, if any, for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative(s) and the Fund, on each Date of Delivery as specified in the notice from BofA Securities to the Fund.
Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative(s) for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  BofA Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3. Covenants.
(a) The Fund and the Advisors, jointly and severally, covenant with each Underwriter as follows:
(i) Compliance with Securities Regulations and Commission Requests.  The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation, or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Fund will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Fund will make every reasonable effort to prevent the issuance of any stop order, prevention, suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order, of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments.  The Fund will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or will furnish to the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriters shall object.

(iii) Continued Compliance with Securities Laws.  The Fund will comply with the 1933 Act, the 1940 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly (A) give the Representative(s) notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative(s) with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Fund shall not file or use any such amendment or supplement to which the Representative(s) or counsel for the Underwriters shall object.  The Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of a Rule 482 Statement or an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Rule 482 Statement or Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Rule 462(b) Registration Statement, if any, or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify BofA Securities and will promptly amend or supplement, at its own expense, such Rule 482 Statement or Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) Delivery of Registration Statements.  The Fund has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s) and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  However, the Fund’s obligation to deliver such Registration Statement and each amendment thereto to the Underwriters shall be deemed satisfied to the extent that such Registration Statement and amendments are available on EDGAR.

(v) Delivery of Prospectuses.  The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(vi) Blue Sky Qualifications.  The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative(s) may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required to compile distribution of the Securities.

(vii) Rule 158.  The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds.  The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(ix) Listing.  The Fund will use its best efforts to effect and maintain the listing of the Securities on the NYSE, subject to notice of issuance, no later than the effectiveness of the Registration Statement and the Fund’s registration statement on Form 8-A.

(x) Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) Common Shares issued or, for avoidance of doubt, purchased in the open market pursuant to the Plan or (C) share repurchases in accordance with applicable law.

(xi) Reporting Requirements.  The Fund, during the period when a Prospectus relating to the Securities is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(xii) Subchapter M.  The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xiii) Issuer Free Writing Prospectuses.  The Fund agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,”  or a portion thereof, required to be filed by the Fund with the Commission or retained by the Fund under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule D hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Fund represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

(xiv) Sarbanes-Oxley Act.  The Fund has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance, with all provisions of the Sarbanes-Oxley Act that are then in effect and with which the Fund is required to comply as of the effectiveness of the Registration Statement.

(xv) No Manipulation of Market for Securities.  The Fund and the Advisors have not taken and will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal or state securities laws, and the Fund and the Advisors are not aware of any such action taken or to be taken by any affiliates of the Fund or the Advisors, and (b) except for stabilization transactions conducted by the Underwriters, share repurchases permitted in accordance with applicable laws and purchases of Securities in the open market pursuant to the Fund’s dividend reinvestment plan, until the Closing Time, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(xvi) Rule 462(b) Registration Statement.  If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by [•] P.M., New York City time, by the second day following the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the 1933 Act.

SECTION 4. Payment of Expenses.
(a) Expenses.  The Investment Advisor will pay or cause to be paid all expenses incident to the performance of the Advisors’ and the Fund’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, Rule 482 Statement, if any, Issuer Free Writing Prospectus, if any, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or evidence of book entry notation, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (v) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, if any, and any supplement thereto, (vii) the FINRA filing fees incurred by the Fund under FINRA Rule 5110 in connection with the offering of the Securities, (viii) the fees and disbursements of counsel to the Underwriters (A) in connection with the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(a)(vi) hereof and with the preparation of any requisite Blue Sky Survey and any supplement thereto, and (B) in connection with the review by FINRA of the terms of the sale of the Securities in an amount of $30,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any sales material.  The Fund and the Investment Advisor agree that the Investment Advisor will pay (a) all organizational expenses of the Fund and all of the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Agreement and (b) the foregoing costs and expenses incident to the performance of the obligations of the Advisors under this Agreement.  In addition, the Investment Advisor agrees to pay an amount equal to $[•] per Common Share to BofA Securities, on behalf of the Underwriters, at the Closing Time and Date of Delivery, if applicable.  The sum total of all compensation received by the Underwriters in connection with this offering, including all forms of compensation to and reimbursement of Underwriters, will not exceed [•]% of the total price to the public of the Common Shares sold in this offering.
(b) Termination of Agreement.  If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Fund and each of the Advisors, jointly and severally, agree that they shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.
The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisors contained herein or in certificates of any officer of the Fund or either of the Advisors delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisors of their respective covenants and other obligations hereunder, and to the following further conditions:
(a) Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes shall have been instituted or are pending or, to the Fund’s knowledge contemplated; and the Fund has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (or a post-effective amendment providing such information shall have been filed with, and declared effective by the Commission in accordance with the requirements of Rule 430A).
(b) Opinion of Counsel for the Fund and the Advisors.  At the Closing Time, the Representative(s) shall have received the favorable opinions, dated the Closing Time, of Dechert LLP (“Dechert”), as counsel for the Fund, [of Dechert as counsel for the Investment Advisor, and of [•] as counsel for the Sub-Advisor], each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A, B and C, respectively, hereto or as otherwise agreed to by counsel for the Representatives.
[In rendering the opinion with respect to the Investment Advisor described in this Section 5(b), as to matters of Delaware law, Dechert may rely on the opinion of [   ]  (“[   ]”), special Delaware [   ] to the Investment Advisor, so long as such opinion of [   ]  expressly permits reliance thereon by Dechert for purposes of rendering the foregoing opinion.]
(c) Opinion of Counsel for Underwriters.  At the Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto.  Insofar as the opinion expressed above relates to or is dependent upon matters governed by Delaware law, Clifford Chance US LLP, may rely on the opinions of [     ], so long as copies of such opinions of [     ] are delivered in form and substance reasonably satisfactory to BofA Securities and Clifford Chance US LLP, and [     ] expressly permit reliance thereon by Clifford Chance US LLP for purposes of rendering the foregoing opinion.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative(s).  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.
(d) Officers’ Certificates.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of a duly authorized officer of the Fund and of the Chief Financial Officer of the Fund and of the President or a Vice President or

Managing Director of each of the Advisors, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Fund and such Advisor in this Agreement, are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Fund and such Advisor, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) with respect to the certificate by an officer of such Advisor only, there has been no material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of such Advisor, whether or not arising in the ordinary course of business, and (v) no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of such officer, are contemplated.
(e) Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative(s) shall have received from [•] a letter dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f) Bring-down Comfort Letter.  At the Closing Time, the Representative(s) shall have received from [•] a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(g) Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(h) No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(i) Execution of the Fee Agreements.  At the Closing Time, BofA Securities shall have received the Fee Agreements, each dated as of the Closing Time, as executed by the Investment Advisor.
(j) Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:
(i) Officers’ Certificates.  Certificates, dated such Date of Delivery, of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of each of the Advisors confirming that the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for the Fund and the Advisors.  The favorable opinions of Dechert, as counsel for the Fund, of [Dechert] as counsel for the Investment Advisor and of [•] as counsel for the Sub-Advisor, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters.  The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter.  A letter from [•], in form and substance satisfactory to the Representative(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s) pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than [three] business days prior to such Date of Delivery.

(k) Additional Documents.  At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisors in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.
(l) Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative(s) by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13 and 15 shall survive any such termination and remain in full force and effect.
SECTION 6. Indemnification.
(a) Indemnification of Underwriters.  The Fund and the Advisors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (an “Affiliate”)), its selling agents (who have participated in the distribution of the Securities) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the (Missing Graphic Reference)fees and disbursements of counsel chosen by BofA Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b) Indemnification of the Fund, Advisors, Trustees, Directors and Officers.  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Fund and the Advisors, their respective trustees and directors, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Advisors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c) Indemnification for Sales Material.  In addition to the foregoing indemnification, the Fund and the Advisors also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material (to the same extent as with respect to any preliminary prospectus or the Prospectus).
(d) Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by BofA Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Advisors.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or 6(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7. Contribution.
If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Advisors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Fund and the Advisors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the compensation of $[  ] per Common Share paid by the Investment Advisor to the Underwriters received by the Underwriters bear to the aggregate initial public offering price of the Securities.
The relative fault of the Fund and the Advisors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Fund, the Advisors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the Underwriting Compensation received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund and each director of the Advisors, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or each of the Advisors, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Advisors, respectively.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8. Representations, Warranties and Covenants to Survive.
All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund or on behalf of the Advisors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Fund or the Advisors, and (ii) delivery of and payment for the Securities.
SECTION 9. Termination of Agreement.
(a) Termination.  The Representative(s) may terminate this Agreement, by notice to the Fund, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative(s), since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or either of the Advisors, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE, or (iii) if trading generally on the NYSE or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 15 shall survive such termination and remain in full force and effect.
SECTION 10. Default by One or More of the Underwriters.
If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:
(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the (i) Representative(s) or (ii) the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11. Tax Disclosure.
Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and each of the Advisors (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
SECTION 12. Notices.
All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative(s), BofA Securities, Inc., One Bryant Park, New York,

New York 10036, Attention: Syndicate Department, with a copy to the ECM Legal Department; [•]; [•]; and notices to the Fund and each of the Advisors shall be directed to the office of [Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, Attention:[     ]]
SECTION 13. No Advisory or Fiduciary Relationship.
The Fund acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Fund has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
SECTION 14. Parties.
This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, the Advisors and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Advisors and their respective successors and the controlling persons, affiliates and officers, trustees, and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Advisors and their respective successors, and said controlling persons, affiliates and officers, trustees, and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15. Trial by Jury.
The Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each of the Advisors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. [RESERVED].
SECTION 17. Governing Law.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 18. Time.
TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19. Partial Unenforceability.
The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 20. Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 21. Effect of Headings.
The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 22. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.  “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signatures on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund, and each of the Advisors in accordance with its terms.
Very truly yours,
GUGGENHEIM ACTIVE ALLOCATION FUND
By:	______________________ Name: Title:
GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC
By:	_______________________ Name: Title:
GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC
By:	_______________________ Name: Title:

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By: _______________________
Name:
Title:
[•]

By:  ______________________
Name:
Title:
[•]

By:_______________________
Name:
Title:
For themselves and as
Representative(s) of the
other Underwriters named
in Schedule A hereto.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A
Underwriter	Number of Initial Securities
BofA Securities, Inc.
[Additional Underwriters]
Total:

Sch. A

SCHEDULE B

GUGGENHEIM ACTIVE ALLOCATION FUND

COMMON SHARES OF BENEFICIAL INTEREST (Par Value $0.001 per Share)
The initial public offering price per share for the Securities shall be $[•].
The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•].

Sch. B

SCHEDULE C
1. The Fund is selling [•] Common Shares.
2. The Fund has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Common Shares.
3. The initial public offering price per share for the Securities shall be $[•].

Sch. C

SCHEDULE D
Free Writing Prospectuses

SCHEDULE E
Rule 482 Statements

Sch. D

Exhibit A
FORM OF OPINION OF DECHERT WITH RESPECT TO THE FUND
TO BE DELIVERED PURSUANT TO SECTION 5(b)

Ex. A-1

Exhibit B
FORM OF OPINION OF COUNSEL FOR THE INVESTMENT ADVISOR
TO BE DELIVERED PURSUANT TO SECTION 5(b)

Ex. B-1

Exhibit C
FORM OF OPINION OF COUNSEL FOR THE SUB-ADVISOR
TO BE DELIVERED PURSUANT TO SECTION 5(b)

Ex. C-1

          Exhibit D
FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS
TO BE DELIVERED PURSUANT TO SECTION 5(c)

Ex. D-1